AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION

         This Agreement and Plan of Reorganization (the "Agreement") is made as of the 29th day of June, 2000, among Equitex, Inc., a Delaware corporation ("Parent"); Key Financial Systems, Inc., a Florida corporation ("Key"); and
Key Merger Corp., a Delaware corporation (the "Merger Subsidiary"), which is wholly owned by Parent.

                              W I T N E S S E T H:

         WHEREAS, the respective Boards of Directors of the Merger Subsidiary and Key each have determined that it is advisable and in the best interests of their respective stockholders to effect a reorganization whereby the Merger Subsidiary will be merged by statutory merger with and into Key upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:


                                    ARTICLE 1

                          BASIC PLAN OF REORGANIZATION

         1.1 MERGER. In accordance with the provisions of the business corporation laws of the States of Delaware and Florida at the Effective Date (as hereinafter defined), the Merger Subsidiary shall be merged with and into Key (the "Merger"), within ten business days following the satisfaction or waiver, if permissible, of the conditions set forth in Articles 7 and 8 of this Agreement or on such other date as may be agreed to by the parties (the "Closing Date"). Following the Merger, Key shall continue as the surviving corporation (the "Surviving Corporation") and shall continue to be governed by the laws of the State of Florida.

         1.2 CONTINUING CORPORATE EXISTENCE. Except as may otherwise be set forth herein, the corporate existence and identity of Key, with all its purposes, powers, franchises, privileges, rights and immunities, shall continue unaffected and unimpaired by the Merger, and the corporate existence and identity of Merger Subsidiary, with all its purposes, powers, franchises, privileges, rights and immunities, at the Effective Date shall be merged with and into that of Key, and the Surviving Corporation shall be vested fully therewith and the separate corporate existence and identity of the Merger Subsidiary shall thereafter cease except to the extent continued by statute.

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         1.3 EFFECTIVE DATE. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the States of Delaware and the Articles of Merger with the Secretary of State of the State of Florida pursuant to the provisions of the General Corporation Law of Delaware and the Florida Business Corporation Act. The date and time when the Merger shall become effective is hereinafter referred to as the "Effective Date."

         1.4 CORPORATE GOVERNMENT OF THE SURVIVING CORPORATION.

                  (a) The Articles of Incorporation of Key, as in effect on the Effective Date, shall continue in full force and effect and shall be the Articles of Incorporation of the Surviving Corporation.

                  (b) The Bylaws of the Key, as in effect as of the Effective Date, shall continue in full force and effect and shall be the Bylaws of the Surviving Corporation.

                  (c) The members of the Board of Directors of the Surviving Corporation shall be the persons holding such office in Key as of the Effective Date.

                  (d) The officers of the Surviving Corporation shall be the persons holding such offices in Key as of the Effective Date.

         1.5 CLOSING. Consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Friedlob Sanderson Paulson & Tourtillott, LLC in Denver, Colorado, commencing at 10:00 a.m., Mountain Time, as soon as practicable after the last to be fulfilled or waived of the conditions set forth in Articles 7 and 8 or at such other place, time and date as shall be fixed by mutual agreement between Parent and Key; PROVIDED, HOWEVER, the Closing shall occur on or before September 1, 2000, subject to an automatic 30 day extension if necessary to accommodate a special meeting of the shareholders of either party to approve certain corporate actions necessary to complete the transactions contemplated by this Agreement, unless the date is extended by mutual agreement of Parent and Key. The day on which the Closing shall occur is referred to herein as the "Closing Date." Each party will cause to be prepared, executed and delivered the Certificate of Merger to be filed with the Secretary of State of Delaware and Articles of Merger to be filed with the Secretary of State of Florida and all other appropriate and customary documents as any party or its counsel may reasonably request or as may be contemplated in Article 7 hereof for the purpose of consummating the transactions contemplated by this Agreement. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed.

         1.6 TAX CONSEQUENCES. It is intended that the Merger shall constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for the purposes of
Section 368 of the Code.

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                                    ARTICLE 2

                              CONVERSION OF SHARES

         2.1 CONVERSION OF SHARES. At the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof:

                  (a) All outstanding shares of Key common stock, no par value, (the "Key Common Stock") outstanding immediately prior to the Effective Date will be converted into and represent the right to receive, on a pro rata basis, the following:

                       (i) 3,570,146 shares of Parent common stock, par value
                           $.02 (the "Parent Common Stock"), or such greater or lesser number of shares of Parent Common Stock as shall equal twenty-five percent (25%) of the total number of shares of Parent common stock issues and outstanding as of the Closing Date, determined after giving effect to the consummation of the Merger and the related transaction described in Section 6.10 hereof, and the issuance of Parent Common Stock to raise the cash consideration payable pursuant to the Merger and the related transaction described in
                           Section 6.10 hereof;

                       (ii) Warrants, in a form and on terms mutually agreeable
                           to the parties, for the purchase of Parent Common Stock in a number equal to fifty percent (50%) of any warrants, option, preferred stock, or other securities outstanding as of the Closing Date and exchangeable for or convertible into Parent Common Stock (the "Warrants"), at an exercise price, (A) with respect to Warrants other than Warrants based on the outstanding preferred stock, equal to the weighted average exercise price of such previously outstanding warrants, options, or other securities exchangeable for or convertible into Parent Common Stock, (B) with respect to Parent's outstanding preferred stock, Parent will either issue a Warrant or issue additional shares of Parent Common Stock (to be agreed by the parties) so as to minimize the creation of good will from the Merger.

                       (iii) $2,500,000 in United States currency and in
                           immediately available funds (the "Cash
                           Consideration").

                  The consideration outlined in Section 2.1(a)(i)-(iii) above shall be referred to as the "Merger Consideration" and each share of Key Common Stock converted pursuant to this Section 2.1(a) shall be referred to as a "Converted Share."

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                  (b) Each share of common stock, $.01 par value, of the Merger
         Subsidiary which shall be outstanding immediately prior to the Effective Date shall at the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of newly issued Key Common Stock. The shares of Key Common Stock issued pursuant to this Section 2.1(b) shall be validly issued, fully paid and non-assessable.

         2.2 FRACTIONAL SHARES. No scrip or fractional shares of Parent Common Stock shall be issued in the Merger. All fractional shares of Parent Common Stock to which a holder of Key Common Stock immediately prior to the Effective Date would otherwise be entitled at the Effective Date shall be aggregated. If a fractional share results from such aggregation the share shall be rounded to the nearest whole share.

         2.3 CONVERTIBLE SECURITIES. Except as set forth on Schedule 2.3, there are no options, warrants, preferred stock or convertible securities outstanding entitling the holder thereof to purchase Key Common Stock.

         2.4 EXCHANGE OF Key COMMON STOCK.

                  (a) At Closing, the Key stockholders, at their expense, shall deliver to Parent all outstanding shares of Key Common Stock endorsed in blank or accompanied by stock powers executed in blank, all signatures guaranteed by a national bank and with all necessary transfer tax or revenue stamps required and affixed (the "Certificates"). Parent, in turn, will deliver to the Key stockholders, certificates representing the number of whole shares of Parent Common Stock to which the holders of Key Common Stock are entitled pursuant to Section 2.1(a)(i) (the "Parent Certificates"), and warrant agreements, in a form and on terms mutually agreeable to the parties, representing the number of Warrants to which the holders of Key Common Stock are entitled pursuant to Section 2.1(a)(ii) (the "Warrant Agreements"), and will pay to the Key stockholders collected funds representing the Cash Consideration to which the holders of Key Common Stock are entitled pursuant to Section 2.1(a)(iii). Upon delivery of the Certificates to Parent, the holder of such Certificate shall be entitled to receive in exchange therefor one or more Parent Certificates and Warrant Agreements as requested by the holder (properly issued, executed and countersigned, as appropriate) representing that number of whole shares of Parent Common Stock and that number of Warrants to which such holder of Key Common Stock shall become entitled pursuant to the provisions of Section 2.1(a), plus his or her pro rata share of the Cash Consideration, and the Certificate so surrendered shall forthwith be canceled.

                  (b) Parent shall pay any transfer or other taxes required by reason of the issuance of the Parent Certificates and Warrant Agreements; PROVIDED, HOWEVER, that such Parent Certificates and Warrant Agreements are issued in the name of the person in whose name the Certificate surrendered in exchange therefor is registered. If any portion of the consideration to be received pursuant to this Article 2

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

         upon exchange of a Certificate is to be issued or paid to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of such issuance and payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay in advance any transfer or other taxes or transfer fee required by reason of the issuance of a Parent Certificate and Warrant Agreement to such other person, or establish to the satisfaction of the Exchange Agent that such tax has been paid or that no such tax is applicable.

                  (c) In the case of any lost, mislaid, stolen or destroyed Certificates, the holder thereof may be required, as a condition precedent to the delivery to such holder of the consideration described in this Article 2, to deliver to Parent a bond, in such reasonable sum as Parent may direct, or other form of indemnity satisfactory to Parent, as indemnity against any claim that may be made against the Parent or Key with respect to the Certificate alleged to have been lost, mislaid, stolen or destroyed.

                  (d) After the Effective Date, there shall be no transfers on the stock transfer books of Key of the shares of Key Common Stock that were outstanding immediately prior to the Effective Date. If, after the Effective Date, Certificates are presented to Key for transfer, they shall be canceled and exchanged for the consideration described in this Article 2.

         2.5 ADJUSTMENT. If, between the date of this Agreement and the Closing Date or the Effective Date, as the case may be, the outstanding shares of Key Common Stock or Parent Common Stock shall have been changed into a different number of shares or a different class by reason of any classification, recapitalization, split-up, combination, exchange of shares, or readjustment or a stock dividend thereon shall be declared with a record date within such period, then the consideration to be received pursuant to Section 2.1 hereof by the holders of shares of Key Common Stock shall be adjusted to accurately reflect such change.

         2.6 STATUS OF PARENT SECURITIES. The shares of Parent Common Stock being issued in the Merger are and will be "restricted securities" as defined in Rule 144 (the "Rule") under the Securities Act of 1933, as amended (the "Securities Act") and (unless registered for resale or some other exemption from registration is available) the shares of Parent Common Stock must be held for a minimum of one year following the Merger, and thereafter may be sold in only limited amounts in a specified manner in accordance with the terms and conditions of the Rule, if the Rule is applicable (there being no representation by Parent that it will be applicable). If the Rule is not applicable, any sales may be made only pursuant to an effective registration statement or an available exemption fromregistration. Parent will cause its stock transfer agent to reflect such restrictions in Parent's stock transfer books and to place an appropriate restrictive legend or legend on any certificates evidencing the Parent Common Stock and any certificates issued in replacement or exchange therefor.

         2.7 Registration of Parent Securities. At the Closing, the parties shall execute a Registration Rights Agreement substantially in the form of Exhibit A.

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
                                    ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF Key

         Key represents and warrants to Parent that the statements contained in
Article 3 are true and correct in all material respects, except as set forth in the schedules attached hereto. As used in this Article 3 and elsewhere in this Agreement, the phrases "to Key's knowledge" or "to Key's actual knowledge" shall mean to the knowledge, after reasonable investigation, of the officer of Key who has the principal responsibility for the matter being stated.

         3.1 ORGANIZATION AND GOOD STANDING OF Key. Key is a corporation duly organized, validly existing and in good standing under the laws of Florida.

         3.2 FOREIGN QUALIFICATION. Key is duly qualified or licensed to do business and is in good standing as a foreign corporation in every jurisdiction where the failure to so qualify would have a material adverse effect on (a) the business, operation, assets or financial condition of Key or (b) the validity or enforceability of, or the ability of Key to perform its obligations under, this Agreement (a "Key Material Adverse Effect").

         3.3 COMPANY POWER AND AUTHORITY. Key has the corporate or company power and authority to own, lease and operate its properties and assets and to carry on its business as currently being conducted. Key has furnished Parent with true and correct copies of its Articles of Incorporation and by-laws, as amended.

         3.4 NO Key SUBSIDIARIES. Key does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association, limited liability company or similar organization, and is not, directly or indirectly, a partner in any partnership, or joint venture.

         3.5 AUTHORIZATION. Key has the corporate power and authority to execute and deliver this Agreement and, subject to the approval of this Agreement and the Merger by its stockholders, to perform its obligations under this Agreement and to consummate the Merger. The execution, delivery and performance by Key of this Agreement has been duly authorized by all necessary corporate action. Subject to such approval of stockholders and of government agencies and other government boards having regulatory authority over Key as may be required by statute or regulation, this Agreement is the legal, valid and binding obligation of Key enforceable in accordance with its terms.

         3.6 Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement and the consummation of the Merger and the

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

fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Articles of Incorporation or Bylaws of Key, (ii) any "Material Contract" (as defined in Section 3.13), (iii) any judgment, decree or order of any court or governmental authority or agency to which Key is a party or by which Key or any of its properties is bound, or
(iv) any statute, law, regulation or rule applicable to Key other than such violations, conflicts, breaches or defaults as would not have a Key Material Adverse Effect. Except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and Articles of Merger with the Secretary of State of the State of Florida, compliance with the applicable requirements of the Florida Business Corporation Act, Securities Act, Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state securities and banking laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to Key is required in connection with the execution, delivery or performance of this Agreement by Key or the consummation of the transactions contemplated hereby.

         3.7 CAPITALIZATION OF Key.

                  (a) The authorized capital stock of Key consists of (i) 7,500 shares of Key Common Stock, no par value per share; and (ii) no shares of preferred stock. As of the date hereof, there were 1,000 shares of Key Common Stock issued and outstanding and no shares of Key Common Stock reserved for issuance upon the exercise of options, warrants or convertible securities.

                  (b) All of the issued and outstanding shares of Key Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

                  (c) Except as set forth on Schedule 3.7(c), there are no voting trusts, stockholder agreements or other voting arrangements between or among the stockholders of Key.

                  (d) No equity security of Key is or may be required to be issued by reason of any option, warrant, scrip, preemptive right, right to subscribe to, call or commitment of any character whatsoever relating to, or security or right convertible into, any shares of capital stock of such subsidiary, and there are no contracts, commitments, understandings or arrangements by which Key is bound to issue additional shares of its capital stock, or any option warrant or right to purchase or acquire any additional shares of its capital stock.

                  (e) Except as set forth on Schedule 3.7(e), since December 31, 1999, no shares of capital stock have been purchased, redeemed or otherwise reacquired, directly or indirectly, by Key and no dividends or other distributions have been declared, set aside, made or paid to the stockholders of Key.

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         3.8 Key INFORMATION. Key has made or will make available to Parent and the Merger Subsidiary all information that Key has available (including all tax returns, financial statements given to any other person, contracts, payroll schedules, financial books and records), and all other information concerning Key, its business, its customers, its management, and its financial condition which Parent may have requested (all such information being referred to herein as the "Key Information"). As of their respective dates, the Key Information did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.9 FINANCIAL STATEMENTS AND RECORDS OF Key. Key has made available and will provide to Parent and the Merger Subsidiary true, correct and complete copies of the following financial statements (the "Key Financial Statements"):
(i) audited consolidated balance sheets of Key as of December 31, 1999 and 1998 and related audited consolidated statements of income, stockholder's equity and cash flows for the two years ended December 31, 1999, together with the notes thereto (the "Key Year-End Statements"); and (ii) unaudited consolidated balance sheets of Key and related consolidated statements of income, stockholder's equity and cash flows as of and for the quarter ended March 31, 2000 and as soon as they are available, for each quarter ended prior to Closing (the "Key Quarterly Statements").

         The Key Year-End Statements and Key Quarterly Statements present or will present fairly, in all material respects, the financial position of Key as of the dates thereof and the results of operations and cash flows thereof for the periods then ended, in each case in conformity with generally accepted accounting principles, consistently applied, except as noted therein. Since January 1, 1999, there has been no change in accounting principles applied to, or methods of accounting utilized by, Key, except as noted in the Key
Financial Statements or as otherwise described on Schedule 3.9. The books and records of Key have been and are being maintained in accordance with good business practice, reflect only valid transactions, are complete and correct in all material respects and present fairly in all material respects the basis for the financial position and results of operations of Key as set forth on the Key Year-End Statement and Key Quarterly Statements.

         3.10 REPORTS. Since December 31, 1994, Key has not been required to file any reports, registrations and statements with (i) the Federal Reserve Board ("FRB"), (ii) the Securities and Exchange Commission ("SEC") or (iii) any applicable state securities, banking or financial authorities.


         3.11 ABSENCE OF CERTAIN CHANGES. Since December 31, 1999, Key has not, except as otherwise set forth in the Key Information or the Key Financial Statements or as otherwise set forth on Schedule 3.11:

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

                  (a) suffered any adverse change in its business, operation, assets, or financial condition, except for such changes that would not have a Key Material Adverse Effect;

                  (b) suffered any material damage, destruction, loss or forfeiture of its assets, whether or not covered by insurance, which property or assets are material to its operations or business, taken as a whole;

                  (c) settled, forgiven, compromised, canceled, released, waived or permitted to lapse any material rights or claims other than in the ordinary course of business consistent with past practice and business custom ("Ordinary Course of Business");

                  (d) entered into or terminated any Material Contract or agreed or made any changes in any Material Contract, other than renewals or extensions thereof and leases, agreements, transactions and commitments entered into or terminated in the Ordinary Course of Business;

                  (e) entered into any transaction, other than at arms-length in the Ordinary Course of Business, between Key and any stockholder, director, officer, or any affiliate of any such officer, director or stockholder;

                  (f) made any material change in the accounting policy, procedure or practice employed with respect to Key;

                  (g) sold any of the assets of Key (tangible or intangible), other than in the Ordinary Course of Business;

                  (h) paid or incurred any capital expenditures, other than capital expenditures incurred in the Ordinary Course of Business which do not exceed $10,000 (any single item or group of related items);

                  (i) written up, written down or written off the book value of any material amount of assets other than in the Ordinary Course of Business;

                  (j) declared, paid or set aside for payment any dividend or distribution with respect to its capital stock;

                  (k) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of its capital stock or securities or any rights to acquire such capital stock or securities, or agreed to changes in the terms and conditions of any such rights outstanding as of the date of this Agreement;

                  (l) increased the compensation of or paid any bonuses to any employees or contributed to any employee benefit plan, other than in accordance with established policies, practices or requirements or as provided in Section 5.1 hereof;

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                  (m) entered into any employment, consulting or compensation agreement with any person or group, except as set forth on Schedule 3.11(m);

                  (n) entered into any collective bargaining agreement with any person or group;

                  (o) entered into, adopted or amended any employee benefit plan; or

                  (p) entered into any agreement to do any of the foregoing.

         3.12 NO MATERIAL UNDISCLOSED LIABILITIES. There are no liabilities or obligations of Key of any nature, whether absolute, accrued, contingent, or otherwise, other than:

                  (a) the liabilities and obligations that are reflected, accrued or reserved against on the Key Financial Statements, or referred to in the footnotes thereto, or incurred in the Ordinary Course of Business and consistent with past practices since December 31, 1999; or

                  (b) liabilities and obligations which in the aggregate would not have a Key Material Adverse Effect.

         3.13 TAX RETURNS; TAXES. Key has filed all federal, state, county, local, and foreign tax returns, including information returns, required to be filed by it, and has paid all taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers' compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. Federal income tax returns of Key for the fiscal year ended December 31, 1995, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. Except as set forth on Schedule 3.13, no tax return of Key is being audited. Key is not a party to any pending action or proceeding, nor, to Key's knowledge, is any such action or proceeding threatened by anygovernmental authority for the assessment or collection of taxes, interest, penalties, assessments or deficiencies and no issue has been raised by any federal, state, local or foreign taxing authority in connection with any audit or examination of the tax returns, business or properties of Key which has not been settled, resolved and fully satisfied. Except for amounts not yet due and payable, Key has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties. The balance sheet as of December 31, 1999, referred to in
Section 3.9, includes adequate provision for all accrued but unpaid federal, state, county, local and foreign taxes, interests, penalties, assessments or deficiencies of Key with respect to all periods through the date thereof.

         3.14 MATERIAL CONTRACTS. Key has furnished or made available to Parent accurate and complete copies of the Material Contracts (as defined herein) applicable to Key. Except as set forth on Schedule 3.14, there is not under any of the Material Contracts any existing breach, default or event of default by Key nor any event that with notice or lapse of time or both would constitute a

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breach, default or event of default by Key other than breaches, defaults or events of default which would not have nor does Key know of, and Key has not received notice of, or made a claim with respect to, any breach or default by any other party thereto which would, severally or in the aggregate, have an Key Material Adverse Effect. As used herein, the term "Material Contracts" shall mean (i) all strategic alliance contracts and agreements; (ii) all agreements to pay percentages or profits, revenue, or fees; and (iii) all other contracts and agreements providing for expenditures or commitments by Key in excess of $15,000 over more than a 12-month period all as set forth on Schedule 3.14 (which Schedule contains true and accurate information regarding the nature and status of such contracts and agreements).

         3.15 LITIGATION AND GOVERNMENT CLAIMS. Except as set forth on Schedule 3.15, there is no pending suit, claim, action or litigation, or administrative, arbitration or other proceeding or governmental investigation or inquiry against Key to which its business or assets are subject which would, severally or in the aggregate, reasonably be expected to result in an Key Material Adverse Effect nor have any such proceedings been threatened or contemplated. Key is not subject to any judgment, decree, injunction, rule or order of any court, or, to the knowledge of Key, any governmental restriction applicable to Key which is reasonably likely (i) to have a Key Material Adverse Effect or (ii) to cause a material limitation on Parent's ability to operate the business of Key (as it is currently operated) after the Closing.

         3.16 COMPLIANCE WITH LAWS. Key has all authorizations, approvals, licenses and orders to carry on its business as it is now being conducted, to own or hold under lease the properties or assets it owns or holds under lease and to perform all of its obligations under the agreements to which they are a party, except for instances which would not have a Key Material Adverse Effect. Except for instances which would not have a Key Material Adverse Effect, to Key's knowledge, Key has been and is in compliance with all applicable laws, including but not limited to, banking, financial and Securities laws, regulations and administrative orders of any country, state or municipality or subdivision thereof.

         3.17 POLICIES AND PROCEDURES. Key has provided Parent with all of its standard consumer forms, including all form disclosures and notices, warranty, shipment, and order forms, and all instruments and agreements used in the operation of its business (the "Consumer Forms"). Key has provided Parent with a copy of its internal practices and procedures and Key and its employees have complied and are in compliance with such practices and procedures in all material respects. To the knowledge of Key, all such practices and procedures and all Consumer Forms comply in all material respects with (i) Federal and state law, as required in the states in which Key is conducting its business.

         3.18 LICENSES AND PERMITS. Key is not and has not ever been required to obtain any licenses, permits, qualifications, franchises or other governmental authorizations or approvals, in order for it to conduct its past or current business, and if it is determined that any licenses, permits, qualifications, franchises or other governmental authorizations or approvals

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were necessary prior to the Closing Date, the failure to obtain such licenses, permits, qualifications, franchises or other governmental authorizations or approvals will not have a Key Material Adverse Effect.

         3.19     EMPLOYEE BENEFIT PLANS.

                  (a) Schedule 3.19 contains an accurate and complete list of all Employee Benefit Plans, contributed to, maintained or sponsored by Key, to which Key is obligated to contribute or with respect to which Key has any liability or potential liability, whether direct or indirect (collectively the "Plans" or individually a "Plan"). None of the Plans are pension plans for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                  (b) Key does not contribute to, have an obligation to contribute to or otherwise have any liability or potential liability with respect to (a) any Multiemployer Plan (as such term is defined in Section 3(37) of ERISA, (b) any plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413 of the Code (and regulations promulgated thereunder), or (c) any plan which provides heath, life insurance, accident or other welfare-type benefits to current, future, or former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code or applicable state continuation coverage law.

         3.20     EMPLOYMENT AGREEMENTS; LABOR RELATIONS.

                  (a) Schedule 3.20 sets forth a complete and accurate list of all material employee benefit or compensation plans, agreements and arrangements to which Key is a party and which are not disclosed in the Key Information, including without limitation (i) severance, employment, consulting or similar contracts, (ii) material agreements and contracts with "change of control" provisions or similar provisions and (iii) indemnification agreements or arrangements with directors or officers.

                  (b) Key is in compliance in all material respects with all laws (including Federal and state laws) respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice.

                  (c) No work stoppage involving Key is pending or, to Key's knowledge, threatened. Key is not involved in, affected by or, to Key's knowledge, threatened with, any labor dispute, arbitration, lawsuit or administrative proceeding which could have a Key Material Adverse Effect. No employees of Key or any Key Subsidiary are represented by any labor union or any collective bargaining agreement otherwise in effect with respect to such employees.

         3.21     INTELLECTUAL PROPERTY.

                  (a) Key owns or has valid, binding and enforceable rights to use all material patents, trademarks, trade names, service marks, service names, copyrights, applications therefor and licenses or other rights in respect thereof ("Intellectual Property") used or held for use in connection with the business of Key, without any known conflict with the rights of others, except for such conflicts as do not have a Key Material Adverse Effect. Each item of Intellectual Property owned or used by Key or any Key Subsidiary immediately prior to the Closing will be owned or available for use by Parent on no less favorable terms and conditions immediately subsequent to the Closing except to the extent Parent has agreed to modify such terms and conditions. Key has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

                  (b) To the knowledge of Key, Key has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties. None of the directors and officers of Key (including employees with responsibility for Intellectual Property matters) has ever received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that Key must license or refrain from using any Intellectual property rights of any third party). To the Knowledge of Key and its employees with responsibility for Intellectual Property matters, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Key.

                  (c) No patent or registration has been issued to or applied for by Key, with respect to any of its Intellectual Property. Key does not use any trade name or unregistered trademark in connection with its business.

                  (d) Key does not use any Intellectual Property not owned by Key which is material to the Business of Key as currently conducted (excluding packaged commercially available software available to the public through retail dealers which have been licensed to Key pursuant to end-user licenses).

                  (e) To the knowledge of Key, and any employees with responsibility for Intellectual Property matters, the business of Key will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted and as presently proposed to be conducted.

         3.22 SOFTWARE. All of the computer software used by or for Key in the conduct of its business (the "Software") is either (i) owned by Key free and clear of any and all liens, claims, equities, security interests, and encumbrances whatsoever, or (ii) used by Key pursuant to a fully- paid license granted to Key for the third party pursuant to the terms of such license, except for any noncompliance the effect of which would not have a Key Material Adverse Effect. No such computer software license shall terminate or become terminable as a result of the transactions contemplated hereby. There are no infringement suits pending or, to Key's knowledge, threatened against Key with respect to any of the Software, and, to the knowledge of Key, no fact or condition exists which could give rise to any such infringement suit.

         3.23 PROPERTIES AND RELATED MATTERS. Except as may be reflected in the Key Financial Statements and except for any lien for current taxes not yet delinquent, Key has good title free and clear of any material liens, claims, charges, options, encumbrances, or similar restrictions to all the real and personal property reflected in Key's balance sheet as of December 31, 1999, and all real and personal property acquired since that date, except such real and personal property as has been disposed of in the Ordinary Course of Business. All leases of real property and all other leases material to Key pursuant to which Key, as lessee, leases real or personal property, which leases are described on Schedule 3.23, are valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by Key or any event which, with notice or lapse of time or both, constitute such a material default. Substantially all of Key's buildings and equipment have been well maintained and are in good and serviceable condition, reasonable wear and tear accepted.

         3.24 INSURANCE. Key maintains and has maintained insurance, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance acquired by applicable law and regulation.

         3.25 MATERIAL INTERESTS OF CERTAIN PERSONS. Except as set forth on
Schedule 3.25, to Key's knowledge, no officer or director of Key, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Key. Schedule 3.25 sets forth a correct and complete list of any loan from Key to any present stockholder, officer, director, employee or associate or related interest of any such person.

         3.26 REGISTRATION OBLIGATIONS. Key is under no obligation, contingent or otherwise, which will survive the Merger by reason of any agreement to register any of its securities under the Securities Act.

         3.27 ENVIRONMENTAL MATTERS. To the knowledge of Key:

                  (a) No Hazardous Material (as defined below) has been disposed of on, released to or from, threatened to be released to or from or is presently at, on, beneath, in or upon any parcel of real property owned or leased by Key or upon any adjacent parcels of real estate in amounts or concentration which constitute or constituted a violation of, or which could reasonably be expected to give rise to liability under, any Environmental Law (as defined below).

                  (b) There has been no generation, production, refining, processing, manufacturing, use, storage, disposal, treatment, shipment or receipt of a Hazardous Material at or from any parcel of real property owned or leased by Key relating to the operations of Key in violation of or in a manner that could give rise to liability under Environmental Laws.

                  (c) The operations of Key are in compliance and have been in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to any parcels of real property owned or leased by Key which could interfere with the continued operation of the business of Key or impair its fair salable value.

                  (d) Key has not received any notice of violation, alleged violation, non- compliance, liability or potential liability regarding environmental matters or compliance with environmental laws with regard to any parcels of real property owned or leased by Key from any person, nor does Key have knowledge or reason to believe that any such notice will be received from or is being threatened by any person.

                  (e) No judicial proceedings, governmental administrative actions, investigations or internal or non-public agency proceedings are pending or threatened, under any environmental law, to which Key is or will be named as a party, nor are the any consent decrees, or other decrees, consent orders, agreements, administrative orders, other orders, judicial or administrative requirements outstanding under any environmental law with respect to Key.

                  (f) "HAZARDOUS MATERIALS" means any substance (a) the presence of which at, on, over, beneath, in or upon any real or personal property, building, structure, container of any nature or description, subsurface strata, ambient air or ambient water (including surface and groundwater) requires investigation, removal or remediation under any Environmental Law or common law, (b) which is or becomes defined as a "hazardous substance," "hazardous material," "hazardous waste," "pollutant" or "contaminant" under any Environmental Law, and/or (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority under any Environmental Law, (d) the presence of which causes or threatens to cause a nuisance or trespass upon real property or to adjacent properties or poses or threatens to pose a hazard to the environment, and/or to the health or safety of persons on or about any real property, and/or (e) which contains urea-formaldehyde, polychlorinated biphenyls, asbestos or asbestos containing materials, radon, petroleum or petroleum products.

                  (g) "ENVIRONMENTAL LAW OR LAWS" means any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, treaties, ordinances, codes, decrees, or requirements of any governmental authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection, health or safety matters, including all requirements pertaining to reporting, licensing, permitting, investigation, removal or remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants or relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, chemical substances, pollutants or contaminants, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Toxic Substance Control Act ("TSCA"), the Resource Conservation and Recovery Act ("RCRA"), the Clean Air Act ("CAA"), the Clean Water Act ("CWA") and the Occupational Safety and Health Act of 1970 ("OSHA"), all as may have been amended.

         3.28 REFERRAL SOURCES; INVESTORS. Key has not been advised that any of its officers, referral sources or investors intend to cease doing business with Key which cessation in the aggregate or otherwise could have a Key Material Adverse Effect.

         3.29 BROKERS AND FINDERS. Neither Key, nor to Key's knowledge any of its officers, directors, employees, or stockholders has employed any broker, finder or investment bank or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated hereby. Key is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         3.30 PROXY STATEMENT. None of the information regarding Key supplied by Key for inclusion in any (i) proxy statement to be mailed to its shareholders or Parent's stockholders and (ii) any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby will, at the respective times that such documents are filed with the SEC or any regulatory authority and, with respect to the proxy statement, when mailed, be false or misleading with respect to any material facts, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the proxy statement or any amendment thereof or supplement thereto, at the time of the meeting of shareholders, be false or misleading with respect to any material fact, or omit to state a material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting.

         3.31 INVENTORY. The Inventory of Key consists of supplies, all of which are merchantable and fit for the purpose for which it was procured or manufactured, subject to only the reserve for inventory write-down set forth in the Key Financial Statements, as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of Key.

         3.32 ACCOUNTS RECEIVABLE. Schedule 3.32 lists all accounts receivable of Key as of the most recent fiscal month end. Said accounts receivable have arisen in the Ordinary Course of Business and represent valid obligations due to Key. Such accounts receivable (net of any reserve for doubtful accounts as reflected in Schedule 3.32) are collectible in accordance with their terms, in the Ordinary Course of Business and in the aggregate recorded amounts thereof. Such accounts receivable are not subject to any material set-offs or material counterclaims. At the Closing, Key shall amend Schedule 3.32 to reflect all accounts receivable of Key as of the Closing Date.

         3.33 NOTES RECEIVABLE. Schedule 3.33 summarizes the outstanding terms, payment history and balance of the notes receivable of Key as of the most recent fiscal month end, which shall be amended to reflect the notes receivable of Key as of the Closing Date. Said notes receivable have arisen (and will arise) in the Ordinary Course of Business and represent (and as of the Closing will represent) valid obligations due to Key. Such notes receivable (net of any reserve for doubtful accounts as reflected in Schedule 3.33) are current in accordance with their terms, all in the Ordinary Course of Business and in the aggregate recorded amounts thereof. Such notes receivable are not subject to any material set-offs or material counterclaims.

         3.34 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of Key.

         3.35 GUARANTIES. Key is not a guarantor or otherwise liable for any liability or obligation (including indebtedness) of any other Person.

         3.36 RIGHTS TO ALL TELEMARKETING OR MAILING LISTS. Key represents and warrants to the Parent that Key's right, licence, consent, permission, contract or any other form of grant to use all telemarketing, mailing or similar lists, databases or compilations of any sort currently used in the operation of Key's business ("Data Base Information") are currently valid, lawfully acquired or rightfully obtained in accordance with all applicable federal and/or state telemarketing laws and Key further represents and warrants that such rights will be unaffected by the closing of this transaction. No person who supplies Data Base Information to Key has identified in writing or orally to Key or any officer or director of Key that it will stop supplying Data Base Information to Key. Schedule 3.36 identifies all of Key's current rights, licences, consents, permission, contracts, or any other form of grant to all Data Base Information.

         3.37 DISCLOSURE. The representations and warranties contained in this
Article 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 3 not misleading.

                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF PARENT
                            AND THE MERGER SUBSIDIARY

         Parent and the Merger Subsidiary represent and warrant to Key that the statements contained in Article 4 are true and correct in all material respects. As used in this Article 4 and elsewhere in this Agreement, the phrase "to Parent's or the Merger Subsidiary's knowledge" or "to Parent's or the Merger Subsidiary's actual knowledge" shall mean to the knowledge of the officer of Parent or the Merger Subsidiary who has the principal responsibility for the matter being stated.

         4.1 ORGANIZATION AND GOOD STANDING. Each of Parent and the Merger Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

         4.2 FOREIGN QUALIFICATION. Parent and the Merger Subsidiary are duly qualified or licensed to do business and are in good standing as a foreign corporation in every jurisdiction where the failure so to qualify would have a material adverse effect (a "Parent Material Adverse Effect") on (a) the business, operation, assets or financial condition of Parent or the Merger Subsidiary taken as a whole or (b) the validity of enforceability of, or the ability of Parent or the Merger Subsidiary, to perform their respective obligations under, this Agreement.

         4.3 CORPORATE POWER AND AUTHORITY. Parent and the Merger Subsidiary have the corporate power and authority and all material licenses and permits to own, lease and operate their respective properties and assets and to carry on their respective businesses as currently being conducted.

         4.4 PARENT SUBSIDIARIES. Schedule 4.4 sets forth the complete and correct list, after giving effect to the pending spin-off of Equitex 2000, Inc., of all Parent Subsidiaries as of the date hereof (individually a "Parent Subsidiary" and collectively the "Parent Subsidiaries"). Except as set forth on
Schedule 4.4, Parent does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association, limited liability company or similar organization, and is not, directly or indirectly, a partner in any partnership, or joint venture, after giving effect to the pending spin-off of Equitex 2000, Inc.

         4.5 AUTHORIZATION. Parent and the Merger Subsidiary have the corporate power and authority to execute and deliver this Agreement and, subject to the approval of this Agreement and the Merger by the sole stockholder of Merger Subsidiary, to perform their obligations under this Agreement and to consummate the Merger. The execution, delivery and performance by Parent and the Merger Subsidiary of this Agreement has been duly authorized by all necessary corporate action. Subject to such approval of stockholders and of government agencies and other government boards having regulatory authority over Parent and the Merger Subsidiary as may be required by statute or regulation, this Agreement is the legal, valid and binding obligation of Parent and the Merger Subsidiary enforceable in accordance with its terms.

         4.6 ABSENCE OF RESTRICTIONS AND CONFLICTS. The execution, delivery and performance of this Agreement and the consummation of the Merger and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Certificate of Incorporation or Bylaws of Parent or the Merger Subsidiary, (ii) any "Parent Material Contract" (as defined in Section 4.14), (iii) any judgment, decree or order of any court or governmental authority or agency to which Parent or the Merger Subsidiary is a party or by which Parent or any of the Merger Subsidiary or any of their respective properties is bound, or (iv) any statute, law, regulation or rule applicable to Parent or the Merger Subsidiary other than such violations, conflicts, breaches or defaults as would not have a Parent Material Adverse Effect. Except for the filing of the Certificate of Merger with the Secretary of State of Delaware and Articles of Merger with the Secretary of State of Florida, compliance with the Bank Holding Company Act of 1954, the Securities Act, the Exchange Act and applicable state securities laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to Parent or the Merger Subsidiary is required in connection with the execution, delivery or performance of this Agreement by Parent or the Merger Subsidiary or the consummation of the transactions contemplated hereby.

         4.7 CAPITALIZATION OF PARENT.

                  (a) The authorized capital stock of Parent consists of 7,500,000 shares of Parent Common Stock, $.02 par value, and 2,000,000 shares of preferred stock, $0.01 par value. Parent currently plans to call a special meeting of the stockholders to, among other things, authorize an increase of capital stock to allow for 50,000,000 shares of authorized Parent Common Stock. Schedule 4.7 lists, as of the date hereof:

                    (i) the number of shares of Parent Common Stock outstanding,

                    (ii) the number of shares of preferred stock outstanding,

                    (iii) the number of shares of Parent Common Stock reserved for issuance upon the conversion of outstanding preferred stock and the exercise of outstanding options and outstanding warrants (including, without limitation, any preferred stock, options and warrants that Parent has agreed to issue subject to amending its Certificate of Incorporation to increase the amount of authorized capital stock),

                    (iv) the additional number of shares of Parent Common Stock exchangeable for stock options that are authorized, but unissued, under any stock option plans of the Parent, and

                    (v) the number of shares of Parent Common Stock proposed to be issued to raise the capital required to pay the aggregate Cash Consideration payable pursuant to the Merger and the related transaction described in Section
                         6.10 hereof.

         With respect to any outstanding options and warrants to acquire Parent Common Stock or other securities of Parent convertible into or exchangeable for Parent Common Stock, Schedule 4.7 accurately sets forth the holder, the number of shares covered, the exercise price, and the expiration date. With respect to any outstanding preferred stock of Parent, Schedule 4.7 accurately sets forth the holder, the number of shares owned by each holder, the basis upon which such shares may be converted into Parent Common Stock and the material terms of any put, call or similar rights with respect thereto.

                  (b) All of the issued and outstanding shares of Parent Common Stock and other securities convertible into or exchangeable for Parent Common Stock or other capital stock of Parent have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

                  (c) The shares of Parent Common Stock to be issued in the Merger will be duly authorized and validly issued and will be fully paid, nonassessable shares of Parent Common Stock free of preemptive rights.

                  (d) To Parent's knowledge, there are no voting trusts, stockholder agreements or other voting arrangements between or among the stockholders of Parent.

                  (e) Except as set forth in subsection (a) above or Schedule 4.7(e), no equity security of Parent is or may be required to be issued by reason of any option, warrant, scrip, preemptive right, right to subscribe to, call or commitment of any character whatsoever relating to, or security or right convertible into, any shares of capital stock of Parent, and there are no contracts, commitments, understandings or arrangements by which Parent is bound to issue additional shares of its capital stock, or any option, warrant or right to purchase or acquire any additional shares of its capital stock

                  (f) Except as reported in the Parent SEC Reports or in connection with the spin- off of Equitex 2000, Inc., since December 31, 1999, no shares of capital stock have been purchased, redeemed or otherwise reacquired, directly or indirectly, by Parent or the Merger Subsidiary and no dividends or other distributions have been declared, set aside, made or paid to the stockholders of Parent.

         4.8 CAPITALIZATION OF MERGER SUBSIDIARY.

                  (a) The authorized capital stock of Merger Subsidiary consists of 1,000 shares of Merger Subsidiary Common Stock $.01 par value, all of which are issued and outstanding.

                  (b) The shares of Merger Subsidiary Common Stock to be issued in the Merger will be duly authorized and validly issued and will be fully paid, nonassessable shares of Merger Subsidiary Common Stock free of preemptive rights.

                  (c) Except as set forth in this Agreement and subsection (a) above, there is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call or other right obligating Merger Subsidiary to issue, sell, exchange, or otherwise dispose of, or to purchase, redeem or otherwise acquire, shares of, or securities convertible into or exchangeable for, capital stock of Merger Subsidiary.

         4.9 PARENT SEC REPORTS. Parent has made available to Key (i) Parent's Annual Reports on Form 10-KSB, including all exhibits filed thereto and items incorporated therein by reference, (ii) Parent's Quarterly Reports on Form 10-QSB, including all exhibits thereto and items incorporated therein by reference, (iii) proxy statements relating to Parent's meetings of stockholders and (iv) all other reports or registration statements (as amended or supplemented prior to the date hereof), filed by Parent with the Securities and Exchange Commission ("SEC") since January 1, 1996, including all exhibits thereto and items incorporated therein by reference (items (i) through (iv) being referred to as the "Parent SEC Reports"). As of their respective dates, Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since January 1, 1997, Parent has filed, on or before the respective due date therefor as such may have been extended by the SEC, all material forms (and necessary amendments), reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, each of which complied as to form, at the time such form, report or document was filed, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the applicable rules and regulations thereunder.

         4.10 FINANCIAL STATEMENTS AND RECORDS OF PARENT. Parent has made or will make available to Key true, correct and complete copies of the following financial statements (the "Parent Financial Statements"):

                  (a) the balance sheets of Parent as of December 31, 1999 and 1998, and the statements of income, stockholders' equity and cash flows for the fiscal years then ended, including the notes thereto, in each case examined by and accompanied by the report of Gelfond Hochstadt Pangburn, P.C.; and

                  (b) the unaudited consolidated balance sheet of Parent as of March 31, 2000 (the "Parent Balance Sheet"), with any notes thereto, and the related unaudited statement of income for March 31, 2000, and, as soon as they are available, for each quarter ended prior to Closing (collectively, the "Parent Quarterly Statements").

                  The Parent Financial Statements present or will present fairly, in all material respects, the financial position of Parent as of the dates thereof and the results of operations and changes in financial position thereof for the periods then ended, in each case in conformity with generally accepted accounting principles, consistently applied, except as noted therein. Since December 31, 1999, there has been no change in accounting principles applicable to, or methods of accounting utilized by, Parent, except as noted in the Parent Financial Statements. The books and records of Parent have been and are being maintained in accordance with good business practice, reflect only valid transactions, are complete and correct in all material respects, and present fairly in all material respects the basis for the financial position and results of operations of Parent set forth in the Parent Financial Statements.

         4.11 ABSENCE OF CERTAIN CHANGES. Since December 31, 1999, Parent has not, except as otherwise set forth in the Parent SEC Reports or on Schedule 4.11:

                  (a) suffered any adverse change in the business, operation, assets, or financial condition except for such changes that would not have a Parent Material Adverse Effect;

                  (b) suffered any material damage or destruction to or loss of the assets of Parent or any of the Merger Subsidiary, whether or not covered by insurance, which property or assets are material to the operations or business of Parent and its subsidiaries taken as a whole;

                  (c) settled, forgiven, compromised, canceled, released, waived or permitted to lapse any material rights or claims other than in the Ordinary Course of Business;

                  (d) entered into or terminated any Material Contract or agreed or made any changes in any Material Contract, other than renewals or extensions thereof and leases, agreements, transactions and commitments entered into or terminated in the Ordinary Course of Business;

                  (e) entered into any transaction, other than at arms-length in the Ordinary Course of Business, between Parent and any stockholder, director, officer, or any affiliate of any such officer, director or stockholder;

                  (f) made any material change in the accounting policy, procedure or practice employed with respect to Parent;

                  (g) sold any of the assets of Parent (tangible or intangible), other than in the Ordinary Course of Business;

                  (h) paid or incurred any capital expenditures, other than capital expenditures incurred in the Ordinary Course of Business which do not exceed $10,000 (any single item or group of related items);

                  (i) written up, written down or written off the book value of any material amount of assets other than in the Ordinary Course of Business;

                  (j) declared, paid or set aside for payment any dividend or distribution with respect to Parent's capital stock;

                  (k) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of Parent's capital stock or securities or any rights to acquire such capital stock or securities, or agreed to changes in the terms and conditions of any such rights outstanding as of the date of this Agreement;

                  (l) increased the compensation of or paid any bonuses to any employees or contributed to any employee benefit plan, other than in accordance with established policies, practices or requirements and as provided in Section 5.2 hereof;

                  (m) entered into any employment, consulting or compensation agreement with any person or group, except for agreements which would not have a Parent Material Adverse Effect;

                  (n) entered into any collective bargaining agreement with any person or group;

                  (o) entered into, adopted or amended any employee benefit plan; or

                  (p) entered into any agreement to do any of the foregoing.

         4.12 NO MATERIAL UNDISCLOSED LIABILITIES. There are no liabilities or obligations of Parent and its consolidated subsidiaries of any nature, whether absolute, accrued, contingent, or otherwise, other than:

                  (a) liabilities and obligations that are reflected, accrued or reserved against on the Parent Balance Sheet or referred to in the footnotes to the Parent Balance Sheet, or incurred in the Ordinary Course of Business and consistent with past practices since March 31, 2000; or

                  (b) liabilities and obligations which in the aggregate would not result in a Parent Material Adverse Effect.

         4.13 TAX RETURNS; TAXES. Each of Parent and the Merger Subsidiary has filed all federal, state, county, local, and foreign tax returns, including information returns, required to be filed by it, and paid all taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers' compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. Federal income tax returns of Parent for the fiscal year ended December 31, 1995, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. No tax return of Parent or any Parent Subsidiary is being audited. Neither Parent nor the Merger Subsidiary is a party to any pending action or proceeding, nor, to Parent's knowledge, is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies and no issue has been raised by any federal, state, local or foreign taxing authority in connection with any audit or examination of the tax returns, business or properties of Parent and the Merger Subsidiary which has not been settled, resolved and fully satisfied. Except for amounts not yet due and payable, each of Parent and the Merger Subsidiary has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties. The balance sheet as of December 31, 1999, referred to in Section 4.10, includes adequate provision for all accrued but unpaid federal, state, county, local and foreign taxes, interests, penalties, assessments or deficiencies of Parent with respect to all periods through the date thereof.

         4.14 MATERIAL CONTRACTS. Parent has furnished or made available to Key accurate and complete copies of the Parent Material Contracts (as defined herein) applicable to Parent or the Merger Subsidiary. There is not under the Parent Material Contracts any existing breach, default or event of default by Parent or the Merger Subsidiary nor event that with notice or lapse of time or both would constitute a breach, default or event of default by Parent or the Merger Subsidiary other than breaches, defaults or events of default which would not have a Parent Material Adverse Effect nor does Parent know of, and Parent has not received notice of, or made a claim with respect to, any breach or default by any other party thereto which would, severally or in the aggregate, have a Parent Material Adverse Effect. As used herein, the term "Parent Material

Contracts" shall mean all contracts and agreements required to be filed as exhibits to Parent's Annual Report on Form 10-KSB for the year ending December 31, 2000 as if such report would be filed as of the date hereof.

         4.15 LITIGATION AND GOVERNMENT CLAIMS. Except as disclosed in the Parent SEC Reports, there is no pending suit, claim, action or litigation, or administrative, arbitration or other proceeding or governmental investigation or inquiry against Parent or the Merger Subsidiary to which their businesses or assets are subject which would, severally or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect nor have any such proceedings been threatened or contemplated. Neither Parent nor the Parent Subsidiary is subject to any judgment, decree, injunction, rule or order of any court, or, to the knowledge of Parent, any governmental restriction applicable to Parent or the Parent Subsidiary which is reasonably likely to have a Parent Material Adverse Effect.

         4.16 COMPLIANCE WITH LAWS. Parent and the Merger Subsidiary each have all material authorizations, approvals, licenses and orders to carry on their respective businesses as they are now being conducted, to own or hold under lease the properties or assets they own or hold under lease and to perform all of their obligations under the agreements to which they are a party, except for instances which would not have a Parent Material Adverse Effect. Parent and the Merger Subsidiary have been and are, to the knowledge of Parent, in compliance with all applicable laws (including those referenced in the Parent SEC Reports), regulations and administrative orders of any country, state or municipality or any subdivision of any thereof to which their respective businesses and their employment of labor or their use or occupancy of properties or any part hereof are subject, the violation of which would have a Parent Material Adverse Effect.

         4.17 EMPLOYMENT AGREEMENTS; LABOR RELATIONS.

                  (a) Schedule 4.17 sets forth a complete and accurate list of all material employee benefit or compensation plans, agreements and arrangements to which Parent is a party and which are not disclosed in the Parent Information, including without limitation (i) all severance, employment, consulting or similar contracts, (ii) all material agreements and contracts with "change of control" provisions or similar provisions and (iii) all indemnification agreements or arrangements with directors or officers.

                  (b) Parent is in compliance in all material respects with all laws (including Federal and state laws) respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice.

         4.18 PARENT EMPLOYEE BENEFIT PLANS. Parent has no employee benefit plans subject to ERISA.

         4.19 INTELLECTUAL PROPERTY. Parent and the Merger Subsidiary own or have valid, binding and enforceable rights to use all material patents, trademarks, trade names, service marks, service names, copyrights, applications therefor and licenses or other rights in respect thereof ("Parent Intellectual Property") used or held for use in connection with the business of Parent or the Merger Subsidiary, without any known conflict with the rights of others, except for such conflicts as do not have a Parent Material Adverse Effect. Neither Parent nor the Merger Subsidiary has received any notice from any other person pertaining to or challenging the right of Parent or the Merger Subsidiary to use any Parent Intellectual Property or any trade secrets, proprietary information, inventions, know-how, processes and procedures owned or used or licensed to Parent or the Merger Subsidiary, except with respect to rights the loss of which, individually or in the aggregate, would not have a Parent Material Adverse Effect.

         4.20 PROPERTIES AND RELATED MATTERS. Neither Parent nor the Merger Subsidiary owns any real property. Except as may be reflected in the Parent Financial Statements and except for any lien for current taxes not yet delinquent, Parent has good title free and clear of any material liens, claims, charges, options, encumbrances, or similar restrictions to all the personal property reflected in Parent's balance sheet as of December 31, 1999, and all personal property acquired since that date, except such personal property as has been disposed of in the Ordinary Course of Business. All leases of real property and all other leases material to Parent pursuant to which Parent, as lessee, leases real or personal property, which leases are described on Schedule 4.20, are valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by Parent or any event which, with notice or lapse of time or both, constitute such a material default. Substantially all of Parent's building and equipment have been well maintained and are in good and serviceable condition, reasonable wear and tear accepted.

         4.21 LICENSES AND PERMITS. Parent and the Merger Subsidiary have obtained all licenses, permits, qualifications, franchises and other governmental authorizations and approvals, including, without limitation, all state licenses and, as applicable, approvals by FRB and under the BHC Act, required in order for it to conduct its business as presently conducted, all of which are noted in the Parent SEC Reports or listed on Schedule 4.21 hereto. All of such licenses, permits, qualifications, franchises and other authorizations are in full force and effect and will remain in full force and effect immediately after the Closing and shall not be violated by or effected, impaired or acquire any further action to remain effective as a result of the Closing. No violation exists in respect of any such license, permit, qualification, franchise, authorization or approval. No proceeding is pending, or to the knowledge of Key, threatened to revoke or limit any such license, permit, qualification, franchise, authorization or approval.

         4.22 SOFTWARE. All of the computer software used by or for Parent or the Merger Subsidiary in the conduct of its business (the "Software") is either
(i) owned by Parent or the Merger Subsidiary free and clear of any and all liens, claims, equities, security interests, and encumbrances whatsoever, or
(ii) used by Parent or the Merger Subsidiary pursuant to a fully-paid license granted to Parent or the Merger Subsidiary for the third party pursuant to the terms of such license. No such computer software license shall terminate or become terminable as a result of the transactions contemplated hereby. There are no infringement suits pending or, to Parent's knowledge, threatened against Parent or the Merger Subsidiary with respect to any of the Software, and, to the knowledge of Parent, no fact or condition exists which could give rise to any such infringement suit.

         4.23 MATERIAL INTERESTS OF CERTAIN PERSONS. Except as set forth in the Parent SEC Reports or on Schedule 4.23, to Parent's knowledge no officer or director of Parent, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Parent. The Parent SEC Reports or Schedule
4.23 sets forth a correct and complete list of any loan from Parent to any present stockholder, officer, director, employee or associate or related interest of any such person.

         4.24 REGISTRATION OBLIGATIONS. Except as set forth in Parent SEC Reports, or on Schedule 4.24, Parent is, and on the Effective Date will be, under no obligation, contingent or otherwise, which will survive the Merger by reason of any agreement to register any of its securities under the Securities Act.

         4.25 ENVIRONMENTAL MATTERS. Except as reported in the Parent SEC Reports or on Schedule 4.25, to the knowledge of Parent:

                  (a) No Hazardous Material (as defined below) has been disposed of on, released to or from, threatened to be released to or from or is presently at, on, beneath, in or upon any partial of real property owned or leased by Parent or the Merger Subsidiary or upon any adjacent parcels of real estate in amounts or concentration which constitute or constituted a violation of, or which could reasonably be expected to give rise to liability under, any Environmental Law (as defined below).

                  (b) There has been no generation, production, refining, processing, manufacturing, use, storage, disposal, treatment, shipment or receipt of a Hazardous Material at or from any parcel of real property owned or leased by Parent or the Merger Subsidiary relating to the operations of Parent or the Merger Subsidiary in violation of or in a manner that could give rise to liability under Environmental Laws.

                  (c) The operations of Parent or the Merger Subsidiary are in compliance and have been in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to any parcels of real property owned or leased by Parent or the Merger Subsidiary which could interfere with the continued operation of the business of Parent or the Merger Subsidiary or impair its fair salable value.

                  (d) Neither Parent nor the Merger Subsidiary have received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with environmental laws with regard to any parcels of real property owned or leased by Parent or the Merger Subsidiary from any person, nor does Parent or the Merger Subsidiary have knowledge or reason to believe that any such notice will be received from or is being threatened by any person.

                  (e) No judicial proceedings, governmental administrative actions, investigations or internal or non-public agency proceedings are pending or threatened, under any environmental law, to which Parent or the Merger Subsidiary is or will be named as a party, nor are the any consent decrees, or other decrees, consent orders, agreements, administrative orders, other orders, judicial or administrative requirements outstanding under any environmental law with respect to Parent or the Merger Subsidiary.

                  (f) "HAZARDOUS MATERIALS" means any substance (a) the presence of which at, on, over, beneath, in or upon any real or personal property, building, structure, container of any nature or description, subsurface strata, ambient air or ambient water (including surface and groundwater) requires investigation, removal or remediation under any Environmental Law or common law, (b) which is or becomes defined as a "hazardous substance," "hazardous material," "hazardous waste," "pollutant" or "contaminant" under any Environmental Law, and/or (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority under any Environmental Law, (d) the presence of which causes or threatens to cause a nuisance or trespass upon real property or to adjacent properties or poses or threatens to pose a hazard to the environment, and/or to the health or safety of persons on or about any real property, and/or (e) which contains urea-formaldehyde, polychlorinated biphenyls, asbestos or asbestos containing materials, radon, petroleum or petroleum products.

                  (g) "ENVIRONMENTAL LAW OR LAWS" means any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, treaties, ordinances, codes, decrees, or requirements of any governmental authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection, health or safety matters, including all requirements pertaining to reporting, licensing, permitting, investigation, removal or remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants or relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, chemical substances, pollutants or contaminants, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Toxic Substance Control Act ("TSCA"), the Resource Conservation and Recovery Act ("RCRA"), the Clean Air Act ("CAA"), the Clean Water Act ("CWA") and the Occupational Safety and Health Act of 1970 ("OSHA"), all as may have been amended.

         4.26 BROKERS AND FINDERS. Neither Parent, nor to Parent's knowledge any of its officers, directors and employees has employed any broker, finder or investment bank or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated hereby. Parent is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         4.27 INTERIM OPERATIONS OF MERGER SUBSIDIARY. Merger Subsidiary was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

         4.28 DISCLOSURE. The representations and warranties contained in this
Article 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 4 not misleading.

                                    ARTICLE 5

                        CERTAIN COVENANTS AND AGREEMENTS

         5.1 CONDUCT OF BUSINESS BY Key. From the date hereof to the Effective Date, Key will, except as required in connection with the Merger and the other transactions contemplated by this Agreement and except as otherwise disclosed in the Key Information or consented to in writing by Parent:

                  (a) not engage in any new line of business or enter into any Material Contract, transaction or activity or make any material commitment except (i) those in the Ordinary Course of Business and not otherwise prohibited under this Section 5.1, and (ii) Material Contracts approved by Parent;

                  (b) maintain its corporate existence in good standing and neither change nor amend its Articles of Incorporation or Bylaws;

                  (c) maintain proper business and accounting records in accordance with generally accepted accounting principles;

                  (d) maintain its property in good repair and condition, ordinary wear and tear accepted;

                  (e) maintain in all material respects presently existing insurance coverage;

                  (f) use its best efforts to preserve its business organization in-tact, to keep the services of its present principal employees and to preserve its good will and the good will of its suppliers, customers and others having business relationships with it;

                  (g) use its best efforts to obtain any approvals or consents required to maintain existing leases and other contracts in effect following the Merger;

                  (h) comply in all material respects with all laws, regulations, ordinances, codes, orders, licenses and permits applicable to the properties and the operations of Key and correct or remedy any material violation of any law or regulation upon identification thereof at Parent's request;

                  (i) create, incur, assume or guarantee any indebtedness for borrowed money other than indebtedness incurred in the Ordinary Course of Business;

                  (j) make any loan to or investment in, or acquire any securities or assets of any other person or entity;

                  (k) sell any of its assets except in the Ordinary Course of Business;

                  (l) increase the compensation of any officers, directors or executive employees, except pursuant to existing compensation plans or practices;

                  (m) not issue or sell shares of capital stock of Key or issue, sell or grant options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of any of the capital stock of Key or rights or obligations convertible into or exchangeable for any shares of the capital stock of Key and not make any changes (by split-up, combination, reorganization or otherwise) in the capital structure of Key;

                  (n) except as set forth on Schedule 5.1(n) hereof, not declare, pay or set aside for payment any dividend or other distribution in respect of the capital stock or other equity securities of Key and not redeem, purchase or otherwise acquire any shares of the capital stock or other securities of Key or rights or obligations convertible into or exchangeable for any shares of the capital stock or other securities of Key or obligations convertible into such, or any options, warrants or other rights to purchase or subscribe to any of the foregoing;

                  (o) not acquire or enter into any agreement to acquire, by merger, consolidation or purchase of stock or assets, any business or entity;

                  (p) perform all of its obligations under all Material Contracts (except those being contested in good faith) and not enter into, assume or amend any contract or commitment that would be a Material Contract; and

                  (q) prepare and file all federal, state, local and foreign returns for taxes and other tax reports, filings and amendments thereto required to be filed by it, and allow Parent, at its request, to review all such returns, reports, filings and amendments at Key's offices prior to the filing thereof, which review shall not interfere with the timely filing of such returns.

         In connection with the continued operation of the business of Key between the date of this Agreement and the Effective Date, Key shall confer in good faith and on a regular and frequent basis with one or more representatives of Parent designated in writing to report operational matters of materiality and the general status of ongoing operations. Key acknowledges that Parent does not and will not waive any rights it may have under this Agreement as a result of such consultations nor shall Parent be responsible for any decisions made by Key's officers and directors with respect to matters which are the subject of such consultation.

         5.2 CONDUCT OF BUSINESS BY PARENT. From the date hereof to the Effective Date, Parent will, and will cause the Merger Subsidiary to, except as required in connection with the Merger and the other transactions contemplated by this Agreement and except as otherwise disclosed in the Parent Information hereto or consented to in writing by Key:

                  (a) not engage in any new line of business or enter into any Material Contract, transaction or activity or make any material commitment except (i) those in the Ordinary Course of Business and not otherwise prohibited under this Section 5.2, and (ii) Material Contracts in which Key or Key is the other party;

                  (b) maintain its corporate existence in good standing and neither change nor amend its Certificate of Incorporation or Bylaws;

                  (c) maintain proper business and accounting records in accordance with generally accepted principles;

                  (d) maintain its property in good repair and condition, ordinary wear and tear accepted;

                  (e) maintain in all material respects presently existing insurance coverage;

                  (f) use its best efforts to preserve its business organization in tact, to keep the services of its present principal employees and to preserve its good will and the good will of its suppliers, customers and others having business relationships with it;

                  (g) use its best efforts to obtain any approvals or consents required to maintain existing leases and other contracts in effect following the Merger;

                  (h) comply in all material respects with all laws, regulations, ordinances, codes, orders, licenses and permits applicable to the properties and the operations of Parent and Merger Subsidiary and correct remedy any material violation of any law, regulation upon identification thereof at Key's request;

                  (i) except as set forth in Schedule 5.2(i), not authorize or incur any long-term debt (other than deposit liabilities);

                  (j) increase the compensation of any officers, directors or executive employees, except pursuant to existing compensation plans or practices;

                  (k) not make any changes (by split-up, combination, reorganization or otherwise) in the capital structure of Parent, or the Merger Subsidiary;

                  (l) except as set forth on Schedule 5.2(l), not issue or sell shares of capital stock of Parent or issue, sell or grant options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of any of the capital stock of Parent or rights or obligations convertible into or exchangeable for any shares of the capital stock of Key and not alter the terms of any outstanding options or the Option Plans;

                  (m) not declare, pay or set aside for payment any dividend or other distribution in respect of the capital stock or other equity securities of Parent and not redeem, purchase or otherwise acquire any shares of the capital stock or other securities of Parent or any of the Merger Subsidiary, or rights or obligations convertible into or exchangeable for any shares of the capital stock or other securities of Parent, the Merger Subsidiary or any of the Merger Subsidiary or obligations convertible into such, or any options, warrants or other rights to purchase or subscribe to any of the foregoing;

                  (n) not acquire or enter into any agreement to acquire, by merger, consolidation or purchase of stock or assets, any business or entity;

                  (o) not make or incur (other than in the Ordinary Course of Business) any capital expenditures;

                  (p) perform all of its obligations under all Material Contracts (except those being contested in good faith) and not enter into, assume or amend any contract or commitment that would be a Material Contract; and

                  (q) prepare and file all federal, state, local and foreign returns for taxes and other tax reports, filings and amendments thereto required to be filed by it, and allow Key, at its request, to review all such returns, reports, filings and amendments at Parent's office prior to the filing thereof, which review shall not interfere with the timely filing of such returns.

         5.3 INSPECTION AND ACCESS TO INFORMATION.

                  (a) Between the date of this Agreement and the Effective Date, Key will provide to the Merger Subsidiary and Parent and their accountants, counsel and other authorized representatives reasonable access during normal business hours to its premises, and will cause its officers to furnish to Parent and the Merger Subsidiary and their authorized representatives such financial, technical and operating data and other information pertaining to its business, as the Merger Subsidiary and Parent shall from time to time reasonably request. No such examination by Parent or its representatives either before or after the date of this Agreement shall in any way effect, diminish or terminate any of the representations, warranties or covenants of Key herein expressed.

                  (b) Between the date of this Agreement and the Effective Date, Parent will, and will cause the Merger Subsidiary to, provide to Key and its accountants, counsel and other authorized representatives reasonable access, during normal business hours to its premises, and will cause its officers to furnish to Key and its authorized representatives such financial, technical and operating data and other information pertaining to its business, as Key shall from time to time reasonably request. No such examination by Key or its representatives either before or after the date of this Agreement shall in any way effect, diminish or terminate any of the representations, warranties or covenants of Parent herein expressed.

                  (c) Each of the parties hereto and their respective representatives shall maintain the confidentiality of all information (other than information which is generally available to the public) concerning the other parties hereto acquired pursuant to the transactions contemplated hereby in the event that the Merger is not consummated. Each of the parties hereto and their representatives shall not use such information so obtained to the detriment or competitive disadvantage of the other party hereto. All files, records, documents, information, data and similar items relating to the confidential information of Key, whether prepared by Parent or otherwise coming into Parent's possession, shall remain the exclusive property of Key and shall be promptly delivered to Key upon termination of this Agreement. All files, records, documents, information, data and similar items relating to the confidential information of Parent, whether prepared by Key or otherwise coming into Key's possession, shall remain the exclusive property of Parent and shall be promptly delivered to Parent upon termination of this Agreement.

         5.4 PARENT EXCHANGE ACT REPORTS. Key acknowledges that Parent will be required to report its acquisition of Key promptly following the Effective Date and include information regarding Key in the Proxy Statement for Parent's upcoming special meeting of shareholders. Key agrees to provide as promptly as practicable to Parent such information concerning its business and financial statements and affairs as, in the reasonable judgment of Parent, may be required or appropriate for inclusion in the required report, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with Parent's counsel and auditors in the preparation of such report. Key represent and warrant to Parent that the foregoing information will (i) not contain any untrue statement of immaterial fact, or omit to state any material fact required to be stated therein as necessary, in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) comply in all material respects with the provisions of the Securities Act and Exchange Act, as applicable, and the rules and regulations thereunder.

         5.5 REASONABLE EFFORTS; FURTHER ASSURANCES; COOPERATION. Subject to the other provisions of this Agreement, the parties hereby shall each use their reasonable efforts to perform their obligations herein and to take, or cause to be taken or do, or cause to be done, all things reasonably necessary, proper or advisable under applicable law to obtain all regulatory approvals and satisfy all conditions to the obligations of the parties under this Agreement and to cause the Merger and the other transactions contemplated herein to be carried out promptly in accordance with the terms hereof. The parties agree to use their reasonable best efforts to consummate the transactions contemplated hereby by September 1, 2000 subject to an automatic 30 day extension by either party if necessary to accommodate any special meeting of the shareholders of either party to approve certain corporate actions necessary to complete the transactions contemplated by this Agreement. The parties shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as a part of their respective obligations under this Agreement, including without limitation:

                  (a) If any claim, action, suit, investigation or other proceeding by any governmental body or other person is commenced which questions the validity or legality of the Merger or any of the other transactions contemplated hereby or seeks damages in connection therewith, the parties agree to cooperate and use all reasonable efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use all reasonable efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated by this Agreement.

                  (b) Each party shall give prompt written notice to the other of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of Key or Parent, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Date or that will or may result in the failure to satisfy the conditions specified in Article 6 or 7 or would constitute either an Key Material Adverse Effect or a Parent Material Adverse Effect, and (ii) any failure of Key or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

         5.6 PUBLIC ANNOUNCEMENTS. The timing and content of all announcements regarding any aspect of this Agreement or the Merger to the financial community, government agencies, employees or the general public shall be mutually agreed upon in advance (unless Parent or Key is advised by counsel that any such announcement or other disclosure not mutually agreed upon in advance is required to be made by law and then only after making a reasonable attempt to comply with the provisions of this Section).

        5.7 NO SOLICITATION. (a) From the date hereof until this Agreement is terminated or abandoned as provided in Section 8.1 of this Agreement, Key shall not directly or indirectly (i) solicit or initiate discussion with or (ii) enter into negotiations or agreements with, or furnish any information to, any corporation, partnership, person or other entity or group (other than an affiliate of Parent or its authorized representatives pursuant to this Agreement) concerning any proposal for a merger, sale of substantial assets, sale of shares of stock or securities or other takeover or business combination transaction (the "Acquisition Proposal") involving Key, and Key will instruct its officers, directors, advisors and its financial and legal representatives and consultants not to take any action contrary to the foregoing provisions of this sentence; provided, however, that Key, its officers, directors, advisors and its financial and legal representatives and consultants will not be prohibited from taking any action described in (ii) above to the extent such action is taken by, or upon the authority of, the Board of Directors of Key in the exercise of good faith judgment as to its fiduciary duties to the shareholders of Key, which judgment is based upon the written advice of independent, outside legal counsetl that a failure of the Board of Directors of Key to take such action would be likely to constitute a breach of its fiduciary duties to such shareholders. Key will notify Parent promptly if Key becomes aware that any inquiries or proposals are received by, any information is requested from or any negotiations or discussions are sought to be initiated with, Key with respect to an Acquisition Proposal, and Key shall promptly deliver to Parent any written inquiries or proposals received by Key relating to an Acquisition Proposal or accurately summarize in writing for Parent any other inquires or discussions with respect to an Acquisition Proposal.


                                    ARTICLE 6

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF Key

         Except as may be waived by Key, the obligations of Key to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or before the Closing Date of each of the following conditions:

         6.1 COMPLIANCE. Parent shall have, or shall have caused to be, satisfied or complied with and performed in all material respects all terms, covenants and conditions of this Agreement to be complied with or performed by Parent on or before the Closing Date.

         6.2 REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made by Parent in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

         6.3 MATERIAL ADVERSE CHANGES. Subsequent to March 31, 2000 there shall have occurred no Parent Material Adverse Effect other than any such change that affects both Parent and Key in a substantially similar manner.

         6.4 CERTIFICATES. Key shall have received a certificate or certificates, executed on behalf of Parent by an executive officer of Parent, to the effect that the conditions contained in Sections 6.1, 6.2 and 6.3 hereof have been satisfied. Such certificate shall further certify that the shares of Parent Common Stock issued to the Key stockholders pursuant to the Merger shall represent at least twenty-five percent (25%) of the total number of shares of Parent Common Stock issued and outstanding as of the Effective Date, determined after giving effect to the consummation of the Merger and the related transaction described in Section 6.10 hereof, and the issuance of Parent common stock to raise the cash consideration payable pursuant to the Merger and the related transaction described in Section 6.10 hereof.

         6.5 CONSENTS; LITIGATION. Other than the filing of the Certificates of Merger and Articles of Merger as described in Article 1, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations or terminations of waiting periods imposed by any governmental entities, and all required third-party consents, the failure to obtain which would have a Key Material Adverse Effect or Parent Material Adverse Effect, shall have been obtained. In addition, no preliminary or permanent injunction or other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which prohibits the consummation of the Merger and the transactions contemplated by this Agreement and which is in effect at the Effective Date.

         6.6 DUE DILIGENCE. Key shall have completed to its satisfaction a due diligence investigation, including, but not limited to, a review of the Parent Financial Statements and the Parent SEC Reports.

         6.7 TAX-FREE REORGANIZATION. The shares of Parent Common Stock to be received by the Key stockholders shall be received in connection with a tax-free reorganization under the Code, and each party shall take all necessary action to ensure such treatment.

         6.8 REGISTRATION RIGHTS. Parent shall execute and deliver to Key at Closing, a registration rights agreement substantially in the form of Exhibit A.

         6.9 EMPLOYMENT AGREEMENTS. Parent shall have executed and delivered to each of Charles R. Darst and Scott Lucas written employment agreements and other documents memorializing stock options to be granted to each of them as of the Effective Date, setting forth the terms and conditions under which such individuals will be employed by Parent or Key following the Effective Date, which terms and conditions shall be acceptable to Key and such individuals in their sole discretion.

         6.10 COMPLETION OF OTHER TRANSACTION. As the transaction contemplated by that certain Agreement and Plan of Reorganization dated as of even date among the Parent, Nova Financial Systems, Inc. and Nova Acquisition Corp. is part of the same Plan of Reorganization as the transaction contemplated by this Agreement, both transactions shall be completed simultaneously with the Closing.

         6.11 PARENT SUBSIDIARIES. Parent shall have consummated a merger of all of its business development company subsidiaries (including First Bankers Mortgage Services, Inc.) into Equitex 2000, Inc. and a spin-off of the outstanding shares of Equitex 2000, Inc. to the Parent stockholders, Equitex 2000, Inc. shall have assumed all obligations of Parent to the former stockholders of any subsidiaries merged into Equitex 2000, Inc. After giving effect to the foregoing transactions, Parent will own a controlling interest in only Merger Subsidiary and the merger subsidiary formed for the purpose of consummating the transaction described in Section 6.10 hereof, and Parent will have unrestricted cash in the amount of Two Million Dollars ($2,000,000).

         6.12 INCREASE OF AUTHORIZED CAPITAL STOCK OF PARENT. Parent shall have filed with the Secretary of State of the State of Delaware (a) a Certificate of Amendment to its Certificate of Incorporation for purposes of increasing its authorized capital stock to 50,000,000 shares of Parent Common Stock, and (b) such other certificates as may be necessary to eliminate the certificate of designations in effect for each series of preferred stock of the Parent of which no shares are issued and outstanding.

                                    ARTICLE 7

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT
                            AND THE MERGER SUBSIDIARY

         Except as may be waived by Parent and the Merger Subsidiary, the obligations of Parent and the Merger Subsidiary to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

         7.1 COMPLIANCE. Key shall have, or shall have caused to be, satisfied or complied with and performed in all material respects all terms, covenants, and conditions of this Agreement to be complied with or performed by it on or before the Closing Date.

         7.2 REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made by Key in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

         7.3 MATERIAL ADVERSE CHANGE. Since March 31, 2000, except as set forth in this Agreement or on the schedules hereto, there shall have occurred no Key Material Adverse Effect other than any such change that affects both Parent and Key in a substantially similar manner.

         7.4 CERTIFICATES. Parent shall have received a certificate or certificates, executed by the and on behalf of Key by an executive officer of Key, to the effect that the conditions in Sections 7.1, 7.2 and 7.3 hereof have been satisfied.

         7.5 CONSENTS; LITIGATION. Other than the filing of the Certificate of Merger as described in Article 1, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations or terminations of waiting periods imposed by, any governmental entity, and all required third-party consents, the failure to obtain which would have an Key Material Adverse Effect or a Parent Material Adverse Effect, shall have been obtained. In addition, no preliminary or permanent injunction or other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which prohibits the consummation of the Merger and the transactions contemplated by this Agreement and which is in effect at the Effective Date.

         7.6 DUE DILIGENCE. Parent shall have completed to its satisfaction a due diligence investigation, including, but not limited to, a review of the Key Financial Statements.

         7.7 ACCOUNTING TREATMENT. The transactions contemplated by this Agreement shall qualify for purchase accounting treatment under generally accepted accounting principles, and each shall take all necessary action to ensure such treatment.

         7.8 TAX-FREE REORGANIZATION. The shares of Parent Common Stock to be delivered to the Key stockholders shall be delivered in connection with a tax-free reorganization under the Code, and each party shall take all necessary action to ensure such treatment.

         7.9 BHC ACT. The transactions contemplated hereby shall be subject to the determination of Parent's counsel and the Federal Reserve Bank of Atlanta that the business activities are permitted by the BHC Act, including but not limited to, Section 225.28 of the BHC Act.

         7.10 STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of Parent required for approval of a Plan of Merger in accordance with the provisions of Parent's Certificate of Incorporation and the DGCL.

         7.11 COMPLETION OF OTHER TRANSACTION. As the Merger with Nova Financial Systems, Inc. is part of the same Plan of Reorganization as the transaction contemplated by this Agreement, both transactions shall be completed simultaneously with the Closing.

         7.12 STOCKHOLDER CONTROL OF PARENT. No single stockholder, or group of stockholders that can be considered a control group under SEC or Federal Reserve law, will directly control more than 9.9% of the outstanding Parent Common Stock on a fully diluted basis. The calculation of outstanding Common Stock of Parent will take into effect:

                  (a) all the outstanding Parent Common Stock, including, without limitation, the Parent Common Stock to be issued pursuant to the Merger and the related transaction described in Section 6.10 hereof;

                  (b) all outstanding warrants or other securities convertible into Parent Common Stock, including, without limitation, the Warrants to be issued pursuant to the Merger and the related transaction described in Section 6.10 hereof;

                  (c) all Parent Common Stock issued or to be issued to raise the cash consideration payable pursuant to the Merger and the related transaction described in Section 6.10 hereof; and

                  (d) the Parent Common Stock to be issued under the proposed merger between Parent and First TeleBanc Corp.

         7.13 SOLVENCY OPINION. Key shall provide to Parent an opinion by a certified public accounting firm acceptable to Parent that as of the Effective Date, after taking into account all distributions including the Final Distribution subject to Section 5.1(n) and Schedule 5.1(n) of this Agreement, Key is solvent, fully able to meet all of its obligations (whether fixed, liquidated, contingent or otherwise) as they become due and Key has a positive tangible net worth of at least $100,000.


                                    ARTICLE 8

                                  MISCELLANEOUS

         8.1 TERMINATION. In addition to the provisions regarding termination set forth elsewhere herein, this Agreement and the transactions contemplated hereby may be terminated at any time on or before the Closing Date:

                  (a) by mutual consent of Key and Parent;

                  (b) by either Parent or Key if the transactions contemplated by this Agreement have not been consummated by September 1, 2000, subject to an automatic 30 day extension if necessary to accommodate a special meeting of the shareholders of either party to approve certain corporate actions necessary to complete the transactions contemplated by this Agreement, unless such failure of consummation is due to the failure of the terminating party to perform or observe the covenants, agreements, and conditions hereof to be performed or observed by it at or before the Closing Date; or

                  (c) by either Key or Parent if the transactions contemplated hereby violate any nonappealable final order, decree, or judgment of any court or governmental body or agency having competent jurisdiction.

         8.2 EXPENSES. If the transactions contemplated by this Agreement are not consummated and termination is sought under the termination provisions hereof, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby. If the transactions contemplated by this Agreement are not consummated because the representations and warranties of one party are false or misleading in any material respect, then that party shall be liable for the expenses, including attorneys fees, of the other party.

         8.3 ENTIRE AGREEMENT. This Agreement and the exhibits and schedules hereto contain the complete agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings among the parties with respect to such transactions. Section and other headings are for reference purposes only and shall not affect the interpretation or construction of this Agreement. The parties hereto have not made any representation or warranty except as expressly set forth in this Agreement or in any certificate or schedule delivered pursuant hereto. The obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this section.

         8.4 INDEMNIFICATION. The Key shareholders shall indemnify and hold Parent harmless against any and all claims, costs, liabilities, expenses and attorney's fees arising out of or in any manner related to the matters captioned EDWARD BARBARA, JR. V. C. ROBERT DARST, DIA ERICKSON, ANTHONY N. AMICO, Key FINANCIAL SYSTEMS, INC. AND KEY FINANCIAL SYSTEMS, INC., CIRCUIT COURT CASE NO.:
00-1995-CI-019; AMERICAN ARBITRATION ASSOCIATION, CASE NO.: 33 160 00080 00; AND KEY FINANCIAL SYSTEMS, INC. AND Key FINANCIAL SYSTEMS, INC. V. CAPITAL GAINS OF NAPLES, INC., CHRIS HEBARD, GENE HIRAI, FIRST NATIONAL BANK IN BROOKINGS, AND CREDITNOW, SIXTH JUDICIAL CIRCUIT, PINELLAS COUNTY, FLORIDA, CASE NO. 00-1163-CI-15.

         8.5 POST-CLOSING OBLIGATIONS OF PARENT. The following obligations of Parent shall expressly survive the Effective Date:

                  (a) Parent hereby covenants to the Key stockholders that the aggregate number of shares of Parent Common Stock issued to the Key stockholders pursuant to the Merger and to the stockholders of Key Financial Systems, Inc., pursuant to the related transaction described in Section 6.10 hereof will represent, as of the Effective Date, at least fifty percent (50%) of the total number of shares of Parent

         Common Stock issued and outstanding as of the Closing Date, determined after giving effect to the consummation of the Merger and the related transaction described in Section 6.10 hereof, and the issuance of Parent common stock to raise the cash consideration payable pursuant to the Merger and the related transaction described in Section 6.10 hereof. If, for any reason, the aggregate number of shares of Parent Common Stock issued on the Effective Date to the Key stockholders and stockholders of Key Financial Systems, Inc. is less than the amount required in the foregoing covenant, then Parent shall promptly issue to the Key stockholders and the stockholders of Key Financial Systems, Inc. such additional amount of Parent Common Stock as shall be necessary to make the covenant true and correct in all respects.

                  (b) On the Closing Date Parent will have executed or shall execute minutes or a consent to action expanding the size of the Board of Directors of Parent to five members. In addition, on the Closing date one member of the current Board of Directors of Parent shall resign and three Directors designated by the shareholders of Key and Key Financial Systems, Inc. shall be appointed to the Board of Directors of Parent, provided that, the composition of the Parent Board of Directors complies with the rules, regulations and bylaws of the National Association of Securities Dealers and NASDAQ.

         8.6 Survival of Representations and Warranties. The representations and warranties of each party contained herein or in any exhibit, certificate, document or instrument delivered pursuant to this Agreement shall not survive the Closing, with the express exception of the indemnification provision of
Section 8.4 of this Agreement and the indemnity agreements between Parent and the Officers and Directors of Parent which shall continue in full force and effect indefinitely.

         8.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

         8.8 Notices. All notices, demands, requests, or other communications that may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be sent by facsimile transmission, next-day courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, addressed as follows:

                  (a)      If to Key:

                           Mr. Scott Lucas, President
                           Key Financial Systems, Inc.
                           5770 Roosevelt Blvd., Suite 410
                           Clearwater, Florida 33760-3431
                           Telephone: (727) 524-8410
                           Facsimile: (727) 524-3874
                  with a copy (which shall not constitute notice) to:

                           Leslie Wager Hudock, Esq.
                           Barnett, Bolt, Kirkwood & Long
                           601 Bayshore Boulevard, Suite 700
                           Tampa, Florida 33606
                           Telephone:  (813) 253-2020
                           Facsimile:  (813) 251-6711

                  (b)      If to Parent or the Merger Subsidiary:

                           Mr. Thomas Olson, Secretary
                           Equitex, Inc.
                           7315 East Peakview Ave., Suite 211
                           Englewood, Colorado 80111
                           Telephone:  (303) 796-8940
                           Facsimile:  (303) 796-9762

                  with a copy (which does not constitute notice) to:

                           John W. Kellogg, Esq.
                           Friedlob Sanderson Paulson & Tourtillott, LLC 1400 Glenarm Place, Suite 300
                           Denver, Colorado 80202
                           Telephone:  (303) 595-3970
                           Facsimile:  (303) 571-1400

                  Each party may designate by notice in writing a new address to which any notice, demand, request, or communication may thereafter be so given, served, or sent. Each notice, demand, request, or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         8.9 SUCCESSORS; ASSIGNMENTS. This Agreement and the rights, interests, and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other.

         8.10 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Delaware.

         8.11 WAIVER AND OTHER ACTION. This Agreement may be amended, modified, or supplemented only by a written instrument executed by the parties against which enforcement of the amendment, modification or supplement is sought.

         8.12 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance; and in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         8.13 MUTUAL CONTRIBUTION. The parties to this Agreement and their counsel have mutually contributed to its drafting. Consequently, no provision of this Agreement shall be construed against any party on the ground that such party drafted the provision or caused it to be drafted or the provision contains a covenant of such party.


               [THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                 Key Financial Systems, Inc.



                                 By:/S/ Scott Lucas
                                    ----------------------------------
                                 Name: Scott Lucas
                                 Title:  President



                                 Equitex, Inc.


                                 By:/s/ Henry Fong
                                    ----------------------------------
                                 Name: Henry Fong
                                 Title:  President and Chief Executive Officer


                                 Key Merger Corporation


                                 By:/s/ Henry Fong
                                    ----------------------------------
                                 Name: Henry Fong
                                 Title:  President and Chief Executive Officer

                                LIST OF EXHIBITS

Exhibit A         Form of Registration Rights Agreement


                                LIST OF SCHEDULES


Schedule          2.3      Key Convertible Securities

Schedule          3.7(c)   Voting Arrangements

Schedule          3.7(e)   Redemptions and Distributions

Schedule          3.9      Changes in Accounting Principles

Schedule          3.13     Tax Returns; Taxes

Schedule          3.14     Material Contracts

Schedule          3.15     Litigation and Government Claims

Schedule          3.19     Employee Benefit Plans

Schedule          3.20     Employment Agreements

Schedule          3.23     Properties and Related Matters

Schedule          3.25     Material Interests

Schedule          3.32     Accounts Receivable

Schedule          3.33     Notes Receivable

Schedule          3.36     Rights to All Telemarketing

Schedule          4.4      Parent Subsidiaries

Schedule          4.7      Capitalization of Parent

Schedule          4.11     Absence of Certain Changes

Schedule          4.17     Employment Agreements

Schedule          4.21     Licenses and Permits

Schedule          4.23     Material Interests

Schedule          4.24     Registration Obligations

Schedule          4.25     Environmental Matters

Schedule          5.1(n)   Permitted Distributions

Schedule          5.2(i)   Parent long-term debt

Schedule          5.2(l)   Parent transactions

                                Table of Contents



ARTICLE 1

         Basic Plan of Reorganization........................................-1-
         1.1      Merger.....................................................-1-
         1.2      Continuing Corporate Existence.............................-1-
         1.3      Effective Date.............................................-1-
         1.4      Corporate Government of the Surviving Corporation..........-2-
         1.5      Closing....................................................-2-
         1.6      Tax Consequences...........................................-2-

ARTICLE 2

         Conversion of Shares................................................-3-
         2.1      Conversion of Shares.......................................-3-
         2.2      Fractional Shares..........................................-4-
         2.3      Convertible Securities.....................................-4-
         2.4      Exchange of Key Common Stock...............................-4-
         2.5      Adjustment.................................................-5-
         2.6      Status of Parent Securities................................-5-
         2.7      Registration of Parent Securities..........................-5-

ARTICLE 3

         Representations and Warranties of Key...............................-6-
         3.1      Organization and Good Standing of Key......................-6-
         3.2      Foreign Qualification......................................-6-
         3.3      Company Power and Authority................................-6-
         3.4      No Key Subsidiaries........................................-6-
         3.5      Authorization..............................................-6-
         3.6      Absence of Restrictions and Conflicts......................-6-
         3.7      Capitalization of Key......................................-7-
         3.8      Key Information............................................-8-
         3.9      Financial Statements and Records of Key....................-8-
         3.10     Reports....................................................-8-
         3.11     Absence of Certain Changes.................................-8-
         3.12     No Material Undisclosed Liabilities.......................-10-
         3.13     Tax Returns; Taxes........................................-10-

         3.14     Material Contracts........................................-10-
         3.15     Litigation and Government Claims..........................-11-
         3.16     Compliance With Laws......................................-11-
         3.17     Policies and Procedures...................................-11-
         3.18     Licenses and Permits......................................-11-
         3.19     Employee Benefit Plans....................................-12-
         3.20     Employment Agreements; Labor Relations....................-12-
         3.21     Intellectual Property.....................................-13-
         3.22     Software..................................................-13-
         3.23     Properties and Related Matters............................-14-
         3.24     Insurance.................................................-14-
         3.25     Material Interests of Certain Persons.....................-14-
         3.26     Registration Obligations..................................-14-
         3.27     Environmental Matters.....................................-14-
         3.28     Referral Sources; Investors...............................-16-
         3.29     Brokers and Finders.......................................-16-
         3.30     Proxy Statement...........................................-16-
         3.31     Inventory.................................................-16-
         3.32     Accounts Receivable.......................................-16-
         3.33     Notes Receivable..........................................-17-
         3.34     Powers of Attorney........................................-17-
         3.35     Guaranties................................................-17-
         3.36     Rights to all Telemarketing or Mailing Lists..............-17-
         3.37     Disclosure................................................-17-

ARTICLE 4

         Representations and Warranties of Parent
         and the Merger Subsidiary..........................................-18-
         4.1      Organization and Good Standing............................-18-
         4.2      Foreign Qualification.....................................-18-
         4.3      Corporate Power and Authority.............................-18-
         4.4      Parent Subsidiaries.  ....................................-18-
         4.5      Authorization.............................................-19-
         4.6      Absence of Restrictions and Conflicts.....................-19-
         4.7      Capitalization of Parent..................................-19-
         4.8      Capitalization of Merger Subsidiary.......................-21-
         4.9      Parent SEC Reports........................................-21-
         4.10     Financial Statements and Records of Parent................-22-
         4.11     Absence of Certain Changes................................-22-
         4.12     No Material Undisclosed Liabilities.......................-24-

         4.13     Tax Returns; Taxes........................................-24-
         4.14     Material Contracts........................................-24-
         4.15     Litigation and Government Claims..........................-25-
         4.16     Compliance with Laws......................................-25-
         4.17     Employment Agreements; Labor Relations....................-25-
         4.18     Parent Employee Benefit Plans.............................-25-
         4.19     Intellectual Property.....................................-26-
         4.20     Properties and Related Matters............................-26-
         4.21     Licenses and Permits......................................-26-
         4.22     Software..................................................-26-
         4.23     Material Interests of Certain Persons.  ..................-27-
         4.24     Registration Obligations.  ...............................-27-
         4.25     Environmental Matters.....................................-27-
         4.26     Brokers and Finders.......................................-28-
         4.27     Interim Operations of Merger Subsidiary...................-29-
         4.28     Disclosure.  .............................................-29-

ARTICLE 5

         Certain Covenants and Agreements...................................-29-
         5.1      Conduct of Business by Key...............................-29-
         5.2      Conduct of Business by Parent.............................-31-
         5.3      Inspection and Access to Information......................-33-
         5.4      Parent Exchange Act Reports...............................-33-
         5.5      Reasonable Efforts; Further Assurances; Cooperation.......-34-
         5.6      Public Announcements......................................-34-
         5.7      No Solicitation...........................................-35-

ARTICLE 6

         Conditions Precedent to Obligations of Key.........................-35-
         6.1      Compliance................................................-35-
         6.2      Representations and Warranties............................-35-
         6.3      Material Adverse Changes..................................-36-
         6.4      Certificates..............................................-36-
         6.5      Consents; Litigation......................................-36-
         6.6      Due Diligence.............................................-36-
         6.7      Tax-free Reorganization...................................-36-
         6.8      Registration Rights.......................................-36-
         6.9      Employment Agreements.  ..................................-36-
         6.10     Completion of Other Transaction.  ........................-37-

         6.11     Parent Subsidiaries.  ....................................-37-
         6.12     Increase of Authorized Capital Stock of Parent.  .........-37-

ARTICLE 7

         Conditions Precedent to obligations of Parent
         and the Merger Subsidiary..........................................-37-
         7.1      Compliance................................................-37-
         7.2      Representations and Warranties............................-37-
         7.3      Material Adverse Change...................................-38-
         7.4      Certificates..............................................-38-
         7.5      Consents; Litigation......................................-38-
         7.6      Due Diligence.............................................-38-
         7.7      Accounting Treatment......................................-38-
         7.8      Tax-free Reorganization...................................-38-
         7.9      BHC Act.  ................................................-38-
         7.10     Stockholder Approval.  ...................................-38-
         7.11     Completion of Other Transaction.  ........................-38-
         7.12     Stockholder Control of Parent.  ..........................-39-
         7.13     Solvency Opinion.  .......................................-39-

ARTICLE 8

         Miscellaneous......................................................-39-
         8.1      Termination...............................................-39-
         8.2      Expenses..................................................-40-
         8.3      Entire Agreement..........................................-40-
         8.4      Indemnification...........................................-40-
         8.5      Post-Closing Obligations of Parent.  .....................-40-
         8.6      Survival of Representations and Warranties................-41-
         8.7      Counterparts..............................................-41-
         8.8      Notices...................................................-41-
         8.9      Successors; Assignments...................................-43-
         8.10     Governing Law.............................................-43-
         8.11     Waiver and Other Action...................................-43-
         8.12     Severability..............................................-43-
         8.13     Mutual Contribution.......................................-43-


         List of Exhibits...................................................-45-
         List of Schedules..................................................-45-

                      Agreement and Plan of Reorganization

                                      AMONG

                                  Equitex, Inc.
                            (a Delaware corporation)

                       -----------------------------------

                          Key Financial Systems, Inc.
                             (a Florida corporation)

                       -----------------------------------

                                       AND

                                Key Merger Corp.
                            (a Delaware corporation)


                                 JUNE ___, 2000